Exhibit 10.3
FIRST AMENDMENT TO CREDIT AGREEMENT
Parties:

“CoBank”:	CoBank, ACB
5500 South Quebec Street
Greenwood Village, Colorado 80111

“Borrower”:	CHS Inc.
5500 Cenex Drive
Inver Grove Heights, Minnesota 55077

“Syndication Parties”:	The entities name below on the signature pages

Execution Date:	May 1, 2008
Recitals:
     A. CoBank, in its capacity as Administrative Agent (“Administrative Agent”) and as a Syndication Party, the Syndication Parties signatory thereto (collectively with any Persons who have become or who become Syndication Parties, “Syndication Parties”), and Borrower have entered into that certain Credit Agreement (10 Year Term Loan) dated as of December 12, 2007 (as amended, and as further amended, modified, or supplemented from time to time, the “Credit Agreement”), pursuant to which the Syndication Parties have extended certain credit facilities to Borrower under the terms and conditions set forth in the Credit Agreement.
     B. Borrower has requested that the Agent and the Syndication Parties amend certain terms of the Credit Agreement, which the Agent and the Syndication Parties are willing to do under the terms and conditions as set forth in this First Amendment to Credit Agreement (“First Amendment”).
Agreement:
     Now, therefore, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. Amendments to Credit Agreement. The Credit Agreement is amended as of the Effective Date as follows:
     1.1 Section 7.18 is amended in its entirety to read as follows:
                    7.18 Trademarks, Trade Names, etc. Borrower owns or licenses all patents, trademarks, trade names, service marks and copyrights (collectively, “Intellectual Property”) that it utilizes in its business as presently being conducted and as anticipated to be conducted, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect on Borrower. The Intellectual Property is in full force and effect, and Borrower has taken or caused to be taken all action, necessary to maintain the Intellectual Property in full force and effect and has not taken or failed to take or cause to be taken any action which, with the giving of notice, or the expiration of time, or both, could result in any such Intellectual Property being revoked, invalidated, modified, or limited.
     2. Conditions to Effectiveness of this First Amendment. The effectiveness of this First Amendment is subject to satisfaction, in the Administrative Agent’s sole discretion, of each of the following conditions precedent (the date on which all such conditions precedent are so satisfied (except those that may be satisfied at a later date) shall be the “Effective Date”):
     2.1 Delivery of Executed Loan Documents. Borrower and the Required Lenders shall have delivered to the Administrative Agent, for the benefit of, and for delivery to, the Administrative Agent and the Syndication Parties, this First Amendment (or their approval thereof, in the case of Voting Participants), duly executed.
     2.2 Representations and Warranties. The representations and warranties of Borrower in the Credit Agreement shall be true and correct in all material respects on and as of tile Effective Date as though made on and as of such date.
     2.3 No Event of Default. No Event of Default shall have occurred and be continuing under the Credit Agreement as of the Effective Date of this First Amendment.
     2.4 Payment of Fees and Expenses. Borrower shall have paid the Administrative Agent, by wire transfer of immediately available federal funds all fees and expenses presently due under the Credit Agreement (as amended by this First Amendment).
     3. General Provisions.
     3.1 No Other Modifications. The Credit Agreement, as expressly modified herein, shall continue in full force and effect and be binding upon the parties thereto.
     3.2 Successors and Assigns. This First Amendment shall be binding upon and inure to the benefit of Borrower, Agent, and the Syndication Parties, and their respective successors and assigns, except that Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of all the Syndication Parties.
     3.3 Definitions. Capitalized terms used, but not defined, in this First Amendment shall have the meaning set forth in the Credit Agreement.
     3.4 Severability. Should any provision of this First Amendment be deemed unlawful or unenforceable, said provision shall be deemed several and apart from all other provisions of this First Amendment and all remaining provision of this First Amendment shall be fully enforceable.
     3.5 Governing Law. To the extent not governed by federal law, this First Amendment and the rights and obligations of the parties hereto shall be governed by, interpreted and enforced in accordance with the laws of the State of Colorado.
     3.6 Headings. The captions or headings in this First Amendment are for convenience only and in no way define, limit or describe the scope or intent of any provision of this First Amendment.
     3.7 Counterparts. This First Amendment may be executed by the parties hereto in separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all of the parties hereto. Copies of documents or signature pages bearing original signatures, and executed documents or signature pages delivered by a party by telefax, facsimile, or e-mail transmission of an Adobe® file format document (also known as a PDF file) shall, in each such instance, be deemed to be, and shall constitute and be treated as, an original signed document or counterpart, as applicable. Any party delivering an executed counterpart of this First Amendment by telefax, facsimile, or e-mail transmission of an Adobe® file format document also shall deliver an original executed counterpart of this First Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this First Amendment.
     IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed as of the Effective Date.
[Signature Pages Follow]

BORROWER:

CHS INC., a cooperative corporation formed under the laws of the State of Minnesota

By:

Name: John Schmitz
Title: Executive Vice President Finance and
Administration, and Chief Financial Officer

ADMINISTRATIVE AGENT:

COBANK, ACB

By:

Name: Michael Tousignant
Title: Vice President

SYNDICATION PARTIES:

CoBank, ACB

By:

Name: Michael Tousignant
Title: Vice President
[Signature Page to First Amendment to Credit Agreement (10 Year)]

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